                                CONSENT

The undersigned firm hereby consents to be identified and named in the prospectus forming a part of a Registration Statement on Form S1, as amended (File No. 333-27035) (The "Registration Statement") of Schick Technologies, Inc.

June 28, 1997

Very truly yours,
Fitzpatrick, Cella, Harper & Scinto

/s/ Fitzpatrick, Cella, Harper & Scinto
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